AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 10, 2003
                                                           File No. 333-_____
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                          BOSTON SCIENTIFIC CORPORATION
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

           Delaware                                              04-2695240
--------------------------------------------------------------------------------
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                           Identification Number)

                           One Boston Scientific Place
                        Natick, Massachusetts 01760-1537
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)

                          2003 Long-Term Incentive Plan
          Boston Scientific Corporation 401(k) Retirement Savings Plan
--------------------------------------------------------------------------------
                            (Full title of the plan)

                                LAWRENCE J. KNOPF
        Vice-President, Assistant Secretary and Assistant General Counsel
                          Boston Scientific Corporation
                           One Boston Scientific Place
                        Natick, Massachusetts 01760-1537
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (508) 650-8000
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                               CALCULATION OF REGISTRATION FEE
==========================================================================================================================
                                                            Proposed Maximum       Proposed Maximum
    Title of Securities               Amount to be            Offering                Aggregate              Amount of
     to be Registered                  Registered          Price Per Share(*)      Offering Price(*)      Registration Fee
==========================================================================================================================
Common Stock, $.01 par value
--------------------------------------------------------------------------------------------------------------------------
Boston Scientific Corporation       50,000,000 Shares            $34.84              $1,742,000,000           $140,928
2003 Long-Term Incentive Plan
--------------------------------------------------------------------------------------------------------------------------
Boston Scientific Corporation       10,000,000 shares            $34.84                $348,400,000            $28,185
401(k) Retirement Savings Plan
--------------------------------------------------------------------------------------------------------------------------
Total                               60,000,000 shares                                $2,090,400,000           $169,113
==========================================================================================================================

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

     * This estimate is made pursuant to Rule 457((h) solely for the purpose of determining the registration fee. It is not known how many shares will be purchased under the Boston Scientific Corporation 2003 Long-Term Incentive Plan and the Boston Scientific Corporation 401(k) Retirement Savings Plan, or at what price such shares will be purchased. The above calculation is based on the offering of 60,000,000 shares at a purchase price of $34.84 per share, which is the average of the high and low prices of the Registrant's Common Stock as reported in the New York Stock Exchange Composite on December 9, 2003.

     This Registration Statement registers shares of common stock available for issuance under the Boston Scientific Corporation (the "Registrant") 2003 Long Term Incentive Plan (the "LTIP"), which was approved by the Registrant's stockholders on May 6, 2003. On July 29, 2003, the Board of Directors approved a "two-for-one" common stock split effected in the form of a 100% stock dividend on November 5, 2003. The number of shares approved by stockholders and reserved for issuance under the LTIP have been adjusted to reflect the stock dividend in accordance with the terms of the LTIP. This Registration Statement also covers shares to be issued by the Boston Scientific Corporation 401(k) Retirement Savings Plan for the benefit of employees that participate in the Plan.


Part I
------

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS



Item 1:   Plan Information.*
------    ----------------


Item 2:   Registrant Information and Employee Plan Annual Information.*
------    -----------------------------------------------------------


















--------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the "Note" to Part I of Form S-8.

                                     Part II
                                     -------



               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3:   Incorporation of Documents by Reference
------    ---------------------------------------

     The following documents filed by the Registrant or the Registrant's 401(k) Retirement Savings Plan (the "Plan") with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

     1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 2002;

     2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003, and September 30, 2003;

     3.   The Registrant's Current Report on Form 8-K filed on September 15,
          2003;

     4.   The Registrant's Proxy Statement filed on April 4, 2003;

     5. The Plan's Annual Report on Form 11-K for the year ended December 31, 2002; and

     6. The description of the Common Stock as set forth in the Registrant's Registration Statements pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purposes of updating any such description.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4:   Description of Securities
------    -------------------------

     Not applicable.


Item 5:   Interests of Named Experts and Counsel
------    --------------------------------------

     Legal matters in connection with the issuance of Common Stock offered hereby have been passed upon for the Registrant by Lawrence J. Knopf, Vice President, Assistant Secretary and Assistant General Counsel of the Registrant. Mr. Knopf holds shares and options to purchase shares of the Registrant's Common Stock and is compensated by the Registrant as an officer of the Registrant.


Item 6:   Indemnification of Directors and Officers
------    -----------------------------------------

     Generally, Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person for claims arising against the person for serving as a present or former director, officer, employee or agent of the corporation. Indemnity is available only if the person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation. If the claim is a criminal action, indemnification may be available only if the person had no reasonable cause to believe his or her conduct was unlawful. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the claim.

     A Delaware corporation may also indemnify persons against expenses (including attorneys' fees) incurred for actions brought by or on behalf of the corporation subject to the conditions discussed above, except that no indemnification is permitted in respect of any claim as to which the person shall have been found to be liable to the corporation unless a court determines that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity. To the extent the person is successful in defending the claim, the corporation may indemnify the person against expenses (including attorneys' fees) actually and reasonably incurred. The indemnification and advancement of expenses provided for in Section 145 is not exclusive of any other rights to which the person may be entitled under any By-law, agreement, vote of stockholders or disinterested directors, or otherwise.

     Section 145 of the DGCL also provides that a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by the statute. The Registrant maintains reasonable levels of insurance against liabilities for indemnification which it may incur under its Certificate of Incorporation, By-laws and indemnification agreements.

     Article Tenth of the Registrant's Certificate of Incorporation provides that the Registrant will indemnify, defend and hold harmless directors, officers, employees and agents of the Registrant to the fullest extent permitted under the DGCL.

     In addition, Article Ninth of the Registrant's Certificate of Incorporation, as permitted by Section 102(b) of the DGCL, provides that neither the Registrant nor its stockholders may recover damages from the Registrant's directors for a breach of their fiduciary duty in the performance of their duties as directors of the Registrant, unless the breach relates to (i) the director's duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL or (iv) any transactions for which the director derived an improper benefit. The Registrant's By-laws provide for indemnification of the Registrant's directors, officers, employees and agents on the terms permitted under Section 145 of the DGCL summarized above.

     The Registrant has entered into indemnification agreements with its directors and executive officers. These agreements provide rights of indemnification that are substantially similar to those provided by the Registrant's Certificate of Incorporation and By-laws. Additionally, the agreements provide that (i) within thirty days of a written demand for indemnification, and within five business days of a request for an advance of expenses, the Registrant shall either make payment or determine that the relevant standards for indemnification have not been met; (ii) in any action brought by an indemnitee to enforce the right to indemnification or advances, the burden of proving that any indemnification or advance is not appropriate shall be on the Registrant; (iii) neither the timing of the Registrant's decision whether to indemnify nor any determination by the Registrant shall create any presumption that the indemnitee has not met the applicable standards; and (iv) the indemnitee's expenses incurred in bringing an action to recover expenses under any directors' and officers' liability insurance policies maintained by the Registrant shall also be indemnified by the Registrant.


Item 7:   Exemption From Registration Claimed
------    -----------------------------------

     Not applicable.

Item 8:   Exhibits
------    --------

The following exhibits are filed as part of this Registration Statement:

*4.1      Boston Scientific Corporation 2003 Long-Term Incentive Plan.

4.2 Boston Scientific Corporation 401(k) Savings Plan, as amended and restated (Exhibit 10.12, Annual Report on Form 10-K for the year ended December 31, 2002, File No. 1-11083).

*5.1 Opinion and Consent of Assistant General Counsel as to the legality of the securities being registered.

*23.1     Consent of Ernst & Young LLP.

23.2 Consent of Assistant General Counsel (contained in his opinion filed as Exhibit 5.1).

24 Power of Attorney (contained on the signature page of this Registration Statement).

 *   Filed herewith

Item 9:   Undertakings
------    ------------

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and the Plan's annual report on Form 11-K that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Natick, The Commonwealth of Massachusetts on the 10th day of December, 2003.


                                     BOSTON SCIENTIFIC CORPORATION


                                     By:  /s/ Lawrence C. Best
                                          --------------------------------------
                                          Lawrence C. Best
                                          Senior Vice President -
                                          Finance and Administration,
                                          and Chief Financial Officer





          Pursuant to the requirements of the Securities Acts of 1933, the trustee (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Natick, The Commonwealth of Massachusetts, on the 10th day of December, 2003.



                                     BOSTON SCIENTIFIC CORPORATION
                                     401(K) RETIREMENT SAVINGS PLAN


                                     By:  /s/ Lawrence C. Best
                                          --------------------------------------
                                          Lawrence C. Best
                                          Plan Administrator and Senior Vice
                                          President - Finance and Administration
                                          and Chief Financial Officer of
                                          Boston Scientific Corporation

                                POWER OF ATTORNEY

     We, the undersigned officers and Directors of Boston Scientific Corporation, hereby severally constitute and appoint Paul W. Sandman and Lawrence J. Knopf, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to this Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and Directors to enable Boston Scientific Corporation to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures, as they may be signed by our said attorneys or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



        SIGNATURE                        TITLE                        DATE
        ---------                        -----                        ----




/s/ John E. Abele               Director, Founder              December 10, 2003
---------------------------
John E. Abele



/s/ Lawrence C. Best            Senior Vice President -        December 10, 2003
---------------------------     Finance and Administration,
Lawrence C. Best                and Chief Financial Officer
                                (Principal Financial and
                                Accounting Officer)



/s/ Ursula M. Burns             Director                       December 10, 2003
---------------------------
Ursula M. Burns



/s/ Joseph A. Ciffolillo        Director                       December 10, 2003
---------------------------
Joseph A. Ciffolillo



/s/ Joel L. Fleishman           Director                       December 10, 2003
---------------------------
Joel L. Fleishman



/s/ Marye Anne Fox              Director                       December 10, 2003
---------------------------
Marye Anne Fox



/s/ Ray J. Groves               Director                       December 10, 2003
---------------------------
Ray J. Groves

/s/ Ernest Mario                Director                       December 10, 2003
---------------------------
Ernest Mario



/s/ N.J. Nicholas, Jr.          Director                       December 10, 2003
---------------------------
N.J. Nicholas, Jr.



/s/ Peter M. Nicholas           Director, Founder and          December 10, 2003
---------------------------     Chairman of the Board
Peter M. Nicholas



/s/ John E. Pepper              Director                       December 10, 2003
---------------------------
John E. Pepper



/s/ Uwe E. Reinhardt            Director                       December 10, 2003
---------------------------
Uwe E. Reinhardt



/s/ Warren B. Rudman            Director                       December 10, 2003
---------------------------
Warren B. Rudman



/s/ James R. Tobin              Director, President and        December 10, 2003
---------------------------     Chief Executive Officer
James R. Tobin                  (Principal Executive Officer)

                                  Exhibit Index
                                  -------------






Exhibit No.             Description of Documents                      Page No.*
-----------             ------------------------                      ---------


 *4.1     Boston Scientific Corporation 2003 Long-Term Incentive Plan.

  4.2 Boston Scientific Corporation 401(k) Savings Plan, as amended and restated (incorporated by reference to Exhibit 10.12 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2002, File No. 1-11083).

 *5.1 Opinion and Consent of Assistant General Counsel as to the legality of the securities being registered.

*23.1     Consent of Ernst & Young LLP.

 23.2 Consent of Assistant General Counsel (contained in his opinion filed as Exhibit 5.1).

   24 Power of Attorney (contained in the signature page of this Registration Statement).




*  Filed herewith